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                                                                   EXHIBIT 10.34

                                 PROMISSORY NOTE

$500,000                       September 30, 1999
                                                              Irvine, California

        The undersigned, General Automation, Inc., a Delaware corporation, for value received, promises to pay to Boundless Technologies, Inc., a Delaware corporation formerly known as SunRiver Data Systems, or order (the "Holder"), the sum of Five Hundred Thousand Dollars ($500,000), together with interest on unpaid principal as provided below. This Note has been executed and delivered pursuant to that certain letter agreement of even date herewith between the undersigned and Boundless Technologies, Inc. (the "Letter Agreement").

        The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject:

1. INTEREST. The unpaid principal balance of this Note outstanding from time to time shall bear interest from the date hereof until paid at the rate of ten percent (10%) per annum.

2. PAYMENTS. Subject to Section 3 below, the entire principal amount of this Note, together with all accrued interest thereon, shall be due and payable on the earliest to occur of the date which is one hundred twenty (120) days following the date of this Note (the "Maturity Date"); or the third business day following the closing of a loan to the undersigned pursuant to that certain Loan Agreement (the "Loan Agreement") of even date herewith between the undersigned and Pacific Mezzanine Fund LLP ("PMF"), which loan yields gross proceeds to the undersigned of not less than One Million Fifty Thousand Dollars ($1,050,000), excluding the initial $3,150,000 loaned by PMF to the Company pursuant to the Loan Agreement; or the third business day following the closing of any other debt or equity financing (other than the refinancing of the undersigned's real property in Irvine, California) which yields gross proceeds to the undersigned of not less than One Million Fifty Thousand Dollars ($1,050,000); or the third business day following the closing of any refinancing of the undersigned's real property in Irvine, California, which yields net proceeds to the undersigned of not less than One Million Dollars ($1,000,000). (For purposes of this Note, each of the financings described in clauses (b), (c) and (d) above is referred to as a "Qualifying Financing").

3. SATISFACTION OF OBLIGATIONS BY UNDERSIGNED. Notwithstanding Section 2 above, in the event that a Qualifying Financing has not been consummated on or before the Maturity Date, the undersigned may, in its sole discretion, by written notice given by the undersigned to the Holder, elect to satisfy the undersigned's entire obligation under this Note by executing and delivering to the Holder a Secured Convertible Promissory Note with an original principal amount equal to the sum of the then outstanding principal balance of this Note and all accrued but unpaid interest then owed on this Note, upon and subject to the terms and conditions stated in the Letter Agreement.

                                    EXHIBIT B

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4. PREPAYMENT. The undersigned may at any time prepay this Note in whole or in part. All payments made on this Note shall be applied first to accrued interest, and the balance of such payment, if any, shall be applied to principal, and interest shall thereupon cease upon the principal so credited.

5. HEADINGS. The headings of this Note have been inserted as a matter of convenience and shall not affect the construction hereof.

6. APPLICABLE LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware.

7. ATTORNEYS' FEES. In the event of any action, suit, counterclaim, appeal, arbitration, or mediation for any relief, declaratory or otherwise, pertaining to enforcement of the terms of this Note or to the declaration of rights hereunder (collectively, an "Action"), the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in the following: postjudgment motions and collection actions; contempt proceedings; garnishment, levy, and debtor and third party examinations; discovery; and bankruptcy litigation. "Prevailing party" within the meaning of this section includes a party who agrees to dismiss an Action on the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

8. WAIVER. The payor and any guarantors and endorsers hereof expressly waive diligence, presentment, protest and demand, and notice of protest, demand, dishonor and nonpayment of this Note.

        IN WITNESS WHEREOF, the undersigned, General Automation, Inc., has executed this Note.

                                                GENERAL AUTOMATION, INC.

                                        By:
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                                        Its:
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